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FRED MEYER, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER COMMON SHARE
(In Thousands, except per share amounts)

                                                    16 Weeks        16 Weeks
                                                       Ended           Ended
                                                      May 23,         May 24,
                                                        1998            1997
                                                  ----------      ----------
Basic earnings per common share
   Weighted average number
     of shares outstanding                           145,141          84,758
                                                  ==========      ==========
   Income (loss) before extraordinary
     charge                                       $  (95,553)     $   22,513
   Extraordinary charge                             (216,441)               -
                                                  ----------      ----------
   Net income (loss)                              $ (311,994)     $   22,513
                                                  ==========      ==========
   Per share calculation
     Income (loss) before extraordinary
       charge                                     $    (0.66)     $     0.27
     Extraordinary charge                              (1.49)              -
                                                  ----------      ----------
     Net income (loss)                            $    (2.15)     $     0.27
                                                  ==========      ==========
   Diluted earnings per common share
     Weighted average number
       of shares outstanding                         145,141          84,758
     The effect of options outstanding
       during the period using the
       treasury stock method                               -           3,577
                                                  ----------      ----------
     Weighted average number of common
       and common equivalent shares
       outstanding                                   145,141          88,335
                                                  ==========      ==========
     Income (loss) before extraordinary
       charge                                     $  (95,553)     $   22,513
     Extraordinary charge                           (216,441)              -
                                                  ----------      ----------
     Net income (loss)                            $ (311,994)     $   22,513
                                                  ==========      ==========
     Per share calculation
       Income (loss) before extraordinary
         charge                                   $    (0.66)     $     0.25
       Extraordinary charge                            (1.49)              -
                                                  ----------      ----------
       Net income (loss)                          $    (2.15)     $     0.25
                                                  ==========      ==========
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